UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BioCancell Therapeutics Inc.

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BIOCANCELL THERAPEUTICS INC.
NOTICE OF SPECIAL GENERAL MEETING OF STOCKHOLDERS
TO BE HELD ON                 , 2012

To the Stockholders of BioCancell Therapeutics Inc.:

NOTICE IS HEREBY GIVEN that the Special General Meeting of Stockholders of BioCancell Therapeutics Inc., a Delaware Corporation (the “Company”), will be held at the offices of the Company, Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775 Israel, on                  , 2012, at      a.m., Jerusalem time (the “Special General Meeting”), for the following purposes:

1.	Approval of a private placement of shares of common stock of the company to Clal Biotechnology Industries Ltd.
2.	Approval of compensation for the Chairman of the Board of Directors

The close of business on                , 2012 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special General Meeting. The transfer books of the Company will not be closed for transfer of registered shares of the Company.

All stockholders are cordially invited to attend the Special General Meeting. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport, in order to attend the Special General Meeting. The use of cameras, recording devices and other electronic devices will be prohibited at the Special General Meeting.

Whether or not you expect to attend, you are requested to sign, date and promptly return the enclosed proxy. Voting through a written proxy must take place pursuant to the proxy published by the Company which can be found on the website of the Company at http://www.biocancell.com, the Securities and Exchange Commission at http://www.sec.gov, the Israeli Securities Authority at www.magna.isa.gov.il and of the Tel Aviv Securities Exchange Ltd at http://maya.tase.co.il. The proxy shall only be valid if the following documents have been attached to it and provided that such documents have been delivered to the Company Secretary at the Company’s address no later than 72 hours prior to the date of the vote: (a) if the stockholder is a stockholder registered in the Company’s books - a photocopy of an identity card, passport or document of incorporation has been attached thereto; (b) if the stockholder has any shares credited with a member of the Tel Aviv Stock Exchange, appointed in accordance with the regulations of the Tel Aviv Stock Exchange (“Stock Exchange Member”) and the said share(s) are included among the shares registered in the stockholders’ registry in the name of the Nominees Company (“Unregistered Stockholder”), a proof of ownership and power of attorney, as specified below.

A stockholder who has shares credited via a Stock Exchange Member as of the record date and said shares are included among the registered shares in the name of Mizrahi Tefahot Nominees Company Ltd. (the “Nominees Company”) shall obtain from the Stock Exchange Member with whom his/her shares are credited a proof of ownership as of the record date (as per the Israeli Companies Regulations (Proof of Share Ownership for the Purpose of Voting in a General Meeting) - 2000), and shall require such member to take steps, through the Tel Aviv Stock Exchange Clearing House, to obtain powers of attorney from the Nominees Company in his/her name or in the name of an agent on his/her behalf for the Special General Meeting.

In the power of attorney, the Nominees Company shall authorize the stockholder, or an agent on his/her behalf, to vote at the Special General Meeting at his/her discretion with respect to a number of shares to be specified expressly in the power of attorney. The power of attorney shall specify that the agent shall be entitled to deliver to the Company a power of attorney on his/her behalf authorizing another person to vote on his behalf.

 All stockholders who are interested in participating at the Special General Meeting (whether in person or in writing) must provide the appropriate documentation, as described above, to our corporate secretary at least 72 hours prior to the date of the Meeting.

Stockholders wishing to express their position on an agenda item for this Special General Meeting may do so by submitting a written statement (“position notification”) to the Company’s offices, Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary. The last date for the submission of position notifications pursuant to Section 88 of the Companies Law is         , 2012 and the last date for the submission of the Board of Directors' response to position notifications is         , 2012.

A stockholder may directly request from the Company to receive, at no cost, the text of the Proxy Statement and any position notifications received.

An Unregistered Stockholder is entitled to receive, at no cost, via electronic mail, a link to the text of the proxy and any position notifications, at the distribution website, from the Stock Exchange Member with whom his/her shares are registered, unless the stockholder notified the member that he/she is not interested in receiving such a link or is interested in receiving the proxy the mail in return for payment. Such notification by an Unregistered Stockholder concerning Proxy Statements will be applicable for any position notifications.

One or more stockholders holding five percent or more of the total voting rights in the Company, and a stockholder holding such an amount of the voting rights not held by controlling parties in the Company, as defined in Section 268 of the Israel Companies Law, 1999 (the "Companies Law"), is entitled to view the proxy cards that have arrived at the Company offices during regular business hours in person or through designated representative. The amount of shares totaling five percent of the total voting rights in the Company, not held by controlling parties is:               shares, par value $0.01 each.

Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by filing written notice of such revocation with the Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Special General Meeting of Stockholders. Attendance at the Special General Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

By Order of the Board of Directors,

Avraham Hampel, Secretary

Jerusalem, Israel

                  , 2012

BIOCANCELL THERAPEUTICS INC.

Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel
972-2-548-6555

PROXY STATEMENT

SPECIAL GENERAL MEETING OF STOCKHOLDERS

TO BE HELD ON                  , 2012

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BioCancell Therapeutics Inc., a Delaware Corporation (the “Company”), of proxies in the enclosed form for the Special General Meeting of Stockholders to be held at the offices of the Company, Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775 Israel, on                   , 2012, at        a.m., Jerusalem time (the “Special General Meeting”), and for any adjournment or adjournments thereof, for the purposes set forth in the preceding Notice of Special General Meeting of Stockholders.  The persons named in the enclosed form of proxy will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted as abstaining. Any stockholder giving a proxy has the power to revoke the same at any time prior to the voting thereof by timely filing written notice of such revocation with the Secretary of the Company, by timely submission of a duly executed proxy bearing a later date or by voting in person at the Special General Meeting.  To attend the Special General Meeting and vote in person, please contact Avraham Hampel at avraham.hampel@biocancell.com.  Attendance at the Special General Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others, to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax and personal interview.

The principal corporate office of the Company is located at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company’s stockholders is on or about          , 2012.

This Proxy Statement, together with our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012, and a form of proxy card, as well as the materials relating to all future meetings of stockholders of the Company, is available at http://www.biocancell.com or by calling 972-2-548-6555 or by e-mailing Avraham Hampel at avraham.hampel@biocancell.com.  Stockholders may also obtain a copy of these materials by writing to BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attention: Avraham Hampel, Secretary.

VOTING SECURITIES

Only holders of record of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company as of the close of business on                       are entitled to notice of and to vote at the Special General Meeting (the “Record Date”). As of the date of this proxy, there are issued and outstanding                         shares of Common Stock. Each outstanding share of Common Stock is entitled to one (1) vote upon all matters to be acted upon at the Special General Meeting. The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or by proxy at the Special General Meeting to constitute a quorum for the transaction of business at the Special General Meeting. Proxy ballots are received and tabulated by the Secretary of the Company.

The approval of the proposal s will require: the majority of the votes represented at the stockholders’ meeting including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest (as defined below) in the approval of  each proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

Under the Companies Law, each stockholder that attends the Special General Meeting in person shall, prior to exercising such stockholder’s voting rights at the Special General Meeting, advise the Company whether or not that stockholder has a personal interest (as defined below) in the proposal. Each stockholder that delivers a signed proxy to the Company must indicate on the proxy whether or not that stockholder has a personal interest in the approval of the proposal. Stockholders who do not indicate whether or not they have a personal interest in the approval of the proposal will not be eligible to vote their shares of stock as to such proposal.

Under the Companies Law, a personal interest means a personal interest of a person in an act or transaction of a company, including: (i)  a personal interest of that person’s relative (i.e. spouse, brother or sister, parent, grandparent, child as well as child, brother, sister or parent of such person's spouse or the spouse of any of the above); or (ii) a personal interest of another entity in which that person or his or her relative (as defined above) holds 5% or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity, including the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest. A personal interest resulting merely from holding the Company’s shares of stock will not be deemed a personal interest.

Abstentions and broker non-votes (as defined below) are not counted as votes cast on any matter to which they relate and will have no effect on the outcome of the vote with respect to any matter. A broker non-vote occurs when a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal.

HOUSEHOLDING OF SPECIAL GENERAL MEETING MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of the proxy statement may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of the proxy statement to any stockholder who contacts the Company’s investor relations department at 972-2-548-6555 or at the Company’s principal corporate office at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel requesting such copies. If a stockholder is receiving multiple copies of the proxy statement at the stockholder’s household and would like to receive a single copy of the proxy statement for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement.

PROPOSAL 1

APPROVAL OF A PRIVATE PLACEMENT OF SHARES OF COMMON STOCK OF THE COMPANY TO CLAL BIOTECHNOLOGY INDUSTRIES LTD.

On April 24, 2012, per the recommendations of the Audit and Executive Committees of the Board of Directors of the Company (the "Board of Directors"), the Board of Directors resolved to enter into a share purchase agreement with Clal Biotechnology Industries Ltd. ("CBI"), according to which, by July 30, 2012, the repayment date of the loans received by the Company from CBI, the Provident Fund of the Employees of the Hebrew University Ltd. (the "Provident Fund") and Tikcro Technologies Ltd. ("Tikcro") (the "2008 Loans") pursuant to the unsecured convertible promissory notes that were signed between the Company and each of CBI, the Provident Fund and Tikcro on July 30, 2008, CBI will convert its unsecured promissory note (with a balance of $992,200) into shares of common stock of the Company, at a conversion rate of NIS 1 per share. In addition, CBI will pay to Tikcro the balance of any unconverted portion (up to a maximum of $2,480,500) of Tikcro's promissory note, in lieu of the Company. In return for such payment by CBI, the Company will issue CBI shares of its common stock at a price per share of NIS 0.87 (the average closing price of the Company's shares of common stock on the Tel Aviv Stock Exchange during the 60 trading days prior to the aforementioned approval of the Board of Directors) (the "Private Placement"). The consummation of the Private Placement is subject, among other factors, to conversion in full by the Provident Fund of its unsecured promissory note (with a balance of $148,830) into shares of common stock of the Company. The Company expects to obtain an undertaking from the Provident Fund of its intention to convert its unsecured promissory note.

In connection with its approval of the Private Placement, the Board of Directors noted the following considerations:

•
The Company is an R&D company with no source of income. Currently, the Company has sufficient liquidity in order to continue its business and operation only for a period of three to four months, not taking into account repayment of the 2008 Loans in the event that they are not converted into shares of common stock of the Company. It should be noted that in the audit report of the Company's independent accountants attached to the Company's financial statements for the year ended December 31, 2011, the accountants referred to a doubt about the Company's ability to continue as a "going concern".

•	An inability of the Company to repay its 2008 Loans would cause the Company to become insolvent and cease its operations.

•
The price per share in the Private Placement does not include a discount below the average closing share price described above. By comparison, in a private placement that the Company consummated in January 2012, investor demands led to an allocation at a 31% discount below the average closing price of the Company's shares of common stock on the TASE during the 60 trading days prior to the date of execution of the investment documents.

•
The Company approached third parties in order to examine possible fundraising alternatives in order to fund the repayment of Tikcro's loan, but was unable to find reasonable alternatives. The Company likewise sees public fundraising as infeasible, due to the complexity of the process, the amount of time required, and the high degree of uncertainty involved in raising public capital in order to repay a loan.

As part of the Private Placement, CBI, Tikcro and the Provident Fund (collectively, the "2008 Investors") will be entitled to adjustments in the terms and quantity of securities received in their private investment in the Company, consummated in July 2008, pursuant to contractual anti-dilution undertakings of the Company, as follows: (i) 437,589 shares of common stock will be issued to the 2008 Investors, reflecting a retroactive reduction of the price per share from NIS 1 to NIS 0.87 (the price per share in the Private Placement); (ii) The conversion price per share of shares of common stock underlying the convertible promissory notes will be retroactively reduced from NIS 1 to NIS 0.87, and a requisite number of shares will be issued to 2008 Investors converting their promissory notes; (iii) The exercise price of 6,280,783 warrants held by the 2008 Investors will be reduced from NIS 1 to NIS 0.87.

In addition, a number of unaffiliated investors (collectively, the "2012 Investors") will be entitled to an adjustment in the quantity of securities they received in their private investment in the Company, consummated in January 2012, pursuant to contractual anti-dilution undertakings of the Company, whereby they will receive an aggregate of 440,057 shares of Common Stock of the Company, reflecting a retroactive reduction of the price per share from NIS 1 to NIS 0.87. Should additional investors participate in the Private Placement, CBI will also be entitled to such an adjustment, and will receive an aggregate of 1,225,198 additional shares.

As a result, CBI will receive 4,292,691 shares of common stock upon conversion of its promissory note (including shares pursuant to anti-dilution undertakings relating to the promissory note), up to 10,731,726 shares of common stock as part of the Private Placement, and between 714,649 and 1,939,846 shares of Common Stock pursuant to anti-dilution undertakings relating to issued shares of Common Stock (in addition to the reduction of the exercise price of its warrants). The Provident Fund will receive 643,904 shares of common stock upon conversion of its promissory note (including shares pursuant to anti-dilution undertakings relating to the promissory note), and 73,270 shares of common stock pursuant to anti-dilution undertakings relating to issued shares of Common Stock (in addition to the reduction of the exercise price of its warrants). Tikcro will retain the right to convert its promissory note into up to 9,244,823 shares of common stock, in accordance with the terms of its promissory note. If Tikcro converts part of its promissory note and the Private Placement is consummated in order for CBI to repay the remaining portion in lieu of the Company, Tikcro will benefit from the retroactive reduction of the promissory note conversion price with respect to the converted shares.

As part of the Private Placement, CBI will be entitled to anti-dilution rights, whereby it will benefit retroactively from any price per share lower than that of the Private Placement at which the Company shall issue securities during 2012, and will be entitled to receive the requisite number of shares of the Company's common stock, except for investments totaling less than $1 million in which CBI is the sole investor. In addition, CBI will waive its contractual anti-dilution rights as a 2008 Investor, as of January 1, 2013. Prior to date of the Special General Meeting, CBI may assign its rights or obligations under the share purchase agreement to third parties, in whole or in part, subject to certain conditions, which generally are: (i) written notice to the Company no later than 10 days prior to the date of the Special General Meeting; (ii) such notice shall include complete details of the assignee and the assignment; and (iii) immediately upon request of the Company, CBI shall provide the Company with additional information in connection with the assignment. Following the issuance of the shares to CBI, CBI may assign its rights and obligations under the share purchase agreement to any person that acquires any, or all of, the shares from CBI.

CBI holds more than 25% of the Company's voting rights; therefore, it is considered to be a "controlling stockholder" under the provisions of the Israeli Companies Law, 1999 (the "Companies Law"). Therefore, the Private Placement must be approved by the Company's stockholders following the approval of the Company's Audit Committee and its board of directors, which have already been obtained.

At the Meeting, the stockholders will be asked to approve the issuance and sale of shares of common stock of the Company, pursuant to a share purchase agreement between the Company and CBI. Pursuant to such issuance CBI may hold more than 45% of the voting rights of the Company. Such approval would waive the requirement under Section 328 of the Companies Law, which states that an acquisition pursuant to which the purchaser shall hold more than 45% of the voting rights of a company (if no other stockholder holds more than 45% of the voting rights of the Company) be done by a way of a special tender offer under the Companies Law (pursuant to which CBI would have been required to commence a tender offer to purchase at least 5% of the voting rights in the Company).

At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, that the Private Placement of shares of common stock of the Company to CBI, its controlling stockholder, pursuant to which CBI may hold more than 45% of the voting rights of the Company, is hereby approved.”

The affirmative vote of the majority of the votes represented at the stockholders’ meeting in person or by proxy is necessary for the approval of the foregoing resolution; including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2

APPROVAL OF COMPENSATION FOR THE CHAIRMAN OF THE BOARD OF DIRECTORS

On May 6, 2012, our Board of Directors elected Dr. Aharon Schwartz as Chairman of the Board. Dr. Schwartz has served as a director since November 2011. He was employed with Teva Pharmaceutical Industries Ltd from 1975 until his retirement in 2011. His most recent titles included Vice President of Innovative Ventures, Vice President of Strategic Business Planning and New Ventures and Vice President of Teva’s Global Products Division, and he was the Vice President of Teva’s Copaxone Division from 1995 to 1999. From 1993 to 1995, Dr. Schwartz served as the Vice President of Business Development and Export Division and also served as the Head of the Pharmaceutical Division from 1989 to 1993. He is the Chairman of BioLineRX, and is a director at CBI, D-Pharm, MediWound and, CureTech. He holds a Ph.D. in Organic Chemistry from the Weizmann Institute, an M.Sc. in Chemistry from the Technion, and a B.Sc. in Chemistry and Physics from the Hebrew University of Jerusalem.

The Board and our Audit Committee further approved the payment of a monthly compensation to Dr. Schwartz in the amount of NIS 30,000 (approximately $8,000) per month in return for a 40% position, and to allocate him options to purchase 400,000 shares of common stock of the Company, in accordance with the Company's 2007 Stock Option Plan, at an exercise price of NIS 0.99 per share (the higher of the average closing price of the Company's shares on the TASE for the 22 trading days prior to the Board resolution, and the closing price of the Company's shares on the date of the resolution). The options will vest over the course of four years.

At the Special General Meeting, it is proposed that the following resolution be adopted:

“RESOLVED, that the compensation for the Chairman of the Board of Directors, Dr. Aharon Schwartz, as detailed above, is hereby approved.”

The affirmative vote of the majority of the votes represented at the stockholders’ meeting in person or by proxy is necessary for the approval of the foregoing resolution; including (i) at least a majority of all of the votes of the stockholders who do not have a personal interest in the approval of the proposed transaction and who participate in the voting (with abstentions not being included in the total votes of the foregoing stockholders); or (ii) the total of opposing votes from among the stockholders referenced in subsection (i) does not exceed 2% of all of the voting rights in the Company.

OUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this proxy, information regarding the beneficial ownership of our common stock by (i) each person who is known to us to be the owner of more than five percent of our common stock, (ii) each of our directors, (iii) each of the named executive officers and (iv) all directors and executive officers as a group. For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares that such person has the right to acquire within 60 days of the date of this Proxy Statement. Unless otherwise indicated, the address of each of the persons listed in this table is as follows: Beck Science Center, 8 Hartom St, Jerusalem 97775 Israel. Information in this Section is based on information provided to us by the individuals and entities listed below and on beneficial ownership reports filed with the SEC.

Name and Address of Beneficial Owner	Total Number of Shares of Common Stock Beneficially Owned (1)	Percentage Ownership of Common Stock (1)
Five percent or more beneficial owners:
Clal Biotechnology Industries, Ltd. 45th Floor, 3 Azrieli Center, Tel Aviv 67023 Israel (2)	18,065,266	40.32%
Tikcro Technologies, Ltd. 126 Yigal Allon St, Tel Aviv 67443 Israel (3)	15,497,674	29.28%
Directors and named executive officers:
Uri Danon (4)	521,375	1.31%
Jonathan Burgin (5)	68,750	*
Ruben Krupik	-	-
Abraham Hochberg (6)	2, 351,2 54	5. 94%
Aviv Boim (5)	20,000	*
Ofer Goldberg	-	-
Aharon Schwartz	-	-
Hanoch Rappaport (7)	37,796	*
David Schlachet (5)	2 5,0 00	*
Orly Yarkoni (5)	2 5,0 00	*
All directors and officers as a group (10 persons) (8)	3,0 49,17 5	7. 58%
* Less than 1%.

(1)
Assumes the full exercise of all options and warrants held by the holder that are exercisable within 60 days of the date of this proxy statement. Percent of class based on 39,391,291 shares of our common stock outstanding as of the date of this proxy statement.

(2)
Includes 12,444,237 shares of our common stock underlying convertible debentures and warrants which are convertible or exercisable within 60 days of the date of this proxy statement, and 202,337 shares of our underlying warrants held by Clal Finance Ltd. for its own account. Clal Finance Ltd. is an indirect subsidiary of IDB Development, Ltd., of which CBI is an indirect subsidiary. The amount of shares does not include 65,282 shares of our common stock held for members of the public by Epsilon Mutual Funds (1991) Ltd., an indirect subsidiary of IDB Development, Ltd., of which CBI is an indirect subsidiary, nor 434,100 shares of our common stock and 372,559 shares of our common stock underlying warrants held for members of the public by Clal Finance Ltd., as CBI has disclaimed beneficial ownership of these shares in a Schedule 13D filed with the SEC on March 7, 2012. The amount of shares underlying the convertible debenture may vary following the date of this proxy statement upon the consummation of certain M&A events as set forth in the convertible debenture, or as a result of certain anti-dilution adjustments provided for under the convertible debenture.

(3)
Includes 13,546,729 shares of our common stock underlying convertible debentures and warrants which are convertible or exercisable within 60 days of the date of this proxy statement. The amount of shares underlying the convertible debenture may vary following the date of this report upon the consummation of certain M&A events as set forth in the convertible debenture, or as a result of certain anti-dilution adjustments provided for under the convertible debenture.

(4)	Includes 450,000 shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.

(5)	Consists of shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.
(6)	Includes 210,0 00 shares of our common stock underlying options that are exercisable within 60 days of the date of this proxy statement.
(7)	Consists of 17,796 shares of our common stock and 20,000 shares of our common stock underlying options owned by Mr. Rappaport that are exercisable within 60 days of the date of this proxy statement.
(8)
Includes  818,750 shares of our common stock underlying convertible promissory notes, warrants and options which are convertible or exercisable within 60 days of the date of this proxy statement. The amount of shares underlying the convertible promissory notes may vary following the date of this proxy statement upon the consummation of certain M&A events as set forth in the convertible promissory notes, or as a result of certain anti-dilution adjustments provided for under the convertible promissory notes.

Voting Agreements

On July 30, 2008, in connection with the closing of the private placement of our securities pursuant to Subscription and Registration Rights Agreements with CBI, Tikcro and the Provident Fund of the Employees of the Hebrew University of Jerusalem Ltd., CBI, Tikcro, Professor Abraham Hochberg, and Mr. Avi Barak, entered into an irrevocable voting agreement (the "First Voting Agreement").

Pursuant to the First Voting Agreement, the parties agreed, subject to applicable law, to vote or cause to be voted all shares of our common stock or other voting securities directly or indirectly owned by it or him at any general meeting of our stockholders at which members of our Board of Directors are to be elected in favor of the election of one nominee recommended by each of CBI, Tikcro and Professor Hochberg. The parties further agreed not to vote to terminate the membership of any such nominee on our Board of Directors without the prior written consent of the applicable nominating party.

The right to nominate a director under the First Voting Agreement was in effect as long as a party held at least 7% of the outstanding shares of the Company (including convertible bonds, on an as-converted basis, but excluding warrants).

The Israel Securities Authority regarded the parties to the First Voting Agreement as mutual holders of a “control block” pursuant to the Companies Law because these parties collectively held 25% or more of the voting rights of our stockholders (and no other stockholder held more than 50% of the voting rights). As a result, a transaction between us and any of the parties to the Irrevocable Voting Agreement was regarded as an interested transaction under the Companies Law. For more information on the treatment of interested transactions under the Israeli Companies Law, see “Corporate Governance — Business Combinations; Interested Transactions” below.

On November 22, 2009, CBI, Professor Abraham Hochberg and Mr. Avi Barak notified the Company that they had signed a voting agreement (the “Second Voting Agreement”), according to which each party (Professor Hochberg and Mr. Barak are together considered one party) was required to vote at general meetings for the election of two directors designated by the other party (i.e., two directors designated by CBI and two directors designated by Professor Abraham Hochberg and Mr. Avi Barak acting together).  According to the terms of the Second Voting Agreement, the parties’ undertakings under the Second Voting Agreement and the First Voting Agreement applied solely with respect to the appointment of two representatives by each of CBI and Professor Abraham Hochberg and Mr. Avi Barak acting together, and except for the parties' obligations under the First Voting Agreement, there was no additional obligation or undertaking by each party with respect to its vote regarding the appointment of the remaining members of the Board of Directors, and each party could vote on such nomination according to each party’s sole discretion and subject to applicable law.

 The parties further agreed not to vote to terminate the membership of any such nominee on our Board of Directors without the prior written consent of the applicable nominating party. In the event that the service of a nominee as director terminates, the parties undertook to act to convene a general meeting, and to vote for the appointment of a candidate for the position of director nominated by the party that previously nominated the director whose service terminated.

The right to nominate directors under the Second Voting Agreement was in effect as long as a party held at least 7% of the outstanding shares of the Company (including convertible bonds, on an as-converted basis, but excluding warrants). The parties to the Second Voting Agreement also agreed to vote against any resolution increasing the number of directors on the Board beyond nine. The Company was not a party to either voting agreement. Pursuant to the terms of the Second Voting Agreement, such agreement was scheduled to be terminated on July 30, 2012.

On July 27, 2011, we were notified that both the First Voting Agreement and Second Voting Agreement had been canceled by the parties thereto.

Director Compensation

The following table sets forth information regarding the compensation paid or accrued to each of our directors and past directors who were not our employees and who agreed to receive payment during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)
Doron Nevo	$3,229	—	$—	—	—	—	$3,229
Orly Yarkoni	19,643	—	5,669	—	—	—	25,312
David Schlachet	19,051	—	5,669	—	—	—	24,720
Hanoch Rappaport	6,000	—	—	—	—	—	6,000
Aviv Boim	$6,000	—	$—	—	—	—	$6,000

 Narrative to Director Compensation Table

Members of our Board of Directors who are independent directors (as defined in our Amended and Restated Certificate of Incorporation, namely Orly Yarkoni and David Schlachet) receive the fixed compensation established under Israeli regulations, NIS 31,700 (approximately $8,500) per annum, plus NIS 2,120 (approximately $575) per meeting (60% of such amount for participation via teleconference, and 50% of such amount for approving a written resolution).

Hanoch Rappaport and Aviv Boim were the non-executive members of our Board of Directors who agreed to receive compensation in 2011, and hence received NIS 1,800 (approximately $485) per meeting. Except as provided in the table above, no other compensation was provided to directors for their service on our Board of Directors.

Director and Officer Indemnification

We have undertaken to indemnify our officers and directors to the full extent permitted by Delaware law for any liabilities that they may incur for any action taken as an officer or director or in any other joint venture, partnership or enterprise. The indemnification includes any monetary liability imposed on the officer or director because of a verdict, fine, penalty, settlement agreement or any other reasonable amount or expense accrued by the officer or director in connection with any threat, activity, pending procedure, claim or civil, criminal or administrative proceeding or investigation, including any activity by or on behalf of us in which the officer or director is an interested party or is liable to an interested party, or where the officer or director has been threatened that he will become an interested party due to his being an officer or director. We will compensate an officer or director in advance for any reasonable amount that he has paid for any claim against him (including litigation costs and the costs of preparing an adequate defense) after the officer or director agrees that he will bear the detailed costs himself if it is found that the officer or director is not entitled to receive compensation under such officer or director’s indemnification agreement or our Amended and Restated Certificate of Incorporation. The conclusion of any proceeding with a judgment, order, settlement agreement, indictment or similar conclusion against an officer or director will not give rise to the assumption that the officer or director acted in a manner other than in our best interests or, in respect to a criminal charge, had no reasonable grounds for assuming that his actions were illegal.

In a number of circumstances, an officer or director will not be entitled to indemnification or advance reimbursement for expenditures if: (i) a competent court of law has made a final verdict or order that a claim or claims against an officer or director arose out of deception or bad faith or that the officer or director was misled or, that the indemnification is not permitted under prevailing law; (ii) the verdict or order by the court stemmed from a claim regarding the Exchange Act, or other federal or state laws; (iii) an act or omission occurred for which the officer or director is not entitled to receive compensation under Delaware law; (iv) the proceedings or claims were initiated by the officer or director that were not in self-defense other than proceedings brought to pay compensation or where our Board of Directors has approved of the proceedings and the decision to file them; (v) expenditures or obligations of any kind were paid directly to the officer or director by the insurance company under the directors and officers liability policy; or (vi) the claim relates to abuse of information that is not available to the public by the officer or director in all matters pertaining to the purchase and/or sale of our common stock. We will not be obligated to compensate an officer or director for every amount paid in the framework of a settlement agreement that was drawn up by the officer or director without our written consent. We will not sign any settlement agreement that would affect any proceedings against an officer or director without his written consent.

We currently maintain directors’ and officers’ liability insurance for the purpose of paying these types of claims. The insurance policy provides coverage in an amount of $5,000,000 per claim or per the aggregate loss arising from all claims for each insurance period, $1,500,000 for securities claims in the United States and an additional coverage of up to $1,000,000 for legal expenses. We may decide to cancel our indemnification agreements with our officers and directors, but we will still be obligated to compensate an officer or director for any claims resulting from actions prior to the cancellation of the indemnification agreement.

Executive Compensation

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid during the 2011 and 2010 fiscal years to our Chief Executive Officer and to our other executive officers and employees whose annual salary and bonuses exceeded $100,000 for the applicable years.

	Year	Salary ($) (1)	Bonus ($) (1)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (1)	Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (1)		Total ($) (1)
Uri Danon Chief Executive Officer	2011	$167,318	$—	$—	$—	$—	$—	$74,445	(2)	$241,763
	2010	157,237	—	—	—	—	—	62,244	(2)	219,481
Abraham Hochberg (3) Chief Scientific Officer and Director	2011	137,743	7,905	—	—	—	—	41,560	(4)	187,207
	2010	132,260	5,125	—	—	—	—	40,023	(4)	177,408
Ira Weinstein (5) Chief Financial and Operating Officer	2011	84,887	—	—	—	—	—	33,229	(6)	118,116
	2010	129,363	—	—	—	—	—	46,593	(6)	175,956
Jonathan Burgin Chief Financial Officer	2011	75,760	—	—	—	—	—	30,343	(7)	106,103

(1)
All compensation received by our executive officers is paid in NIS. For the purposes of completing this table, we converted each NIS denominated amount into U.S. dollars by multiplying the NIS amount by the representative exchange rate as it was published by the Bank of Israel on each date on which the compensation was calculated, so that no single conversion rate has been used.

(2)
The items described as All Other Compensation for Mr. Danon for the year ended December 31, 2011 include (i) $40,737 in expenses related to the use of a company car by Mr. Danon, (ii) $2,821 in expenses related to the use of a company cell phone by Mr. Danon, and (iii) $30,887 in social benefits for Mr. Danon. The items described as All Other Compensation for Mr. Danon for the year ended December 31, 2010 include (i) $36,090 in expenses related to the use of a company car by Mr. Danon, (ii) $8,121 in expenses related to the use of a company cell phone by Mr. Danon, and (iii) $18,033 in social benefits for Mr. Danon.

(3)	Prof. Hochberg receives compensation from us solely for his services as our Chief Scientific Officer, and not in his capacity as a member of our Board of Directors.

(4)
The items described as All Other Compensation for Prof. Hochberg for the year ended December 31, 2011 include (i) $22,627 in expenses related to the use of a company car by Prof. Hochberg, (ii) $3,297 in expenses related to the use of a company cell phone by Prof. Hochberg, and (iii) $15,636 in social benefits for Prof. Hochberg. The items described as All Other Compensation for Prof. Hochberg for the year ended December 31, 2010 include (i) $20,325 in expenses related to the use of a company car by Prof. Hochberg, (ii) $5,381 in expenses related to the use of a company cell phone by Prof. Hochberg, and (iii) $14,317 in social benefits for Prof. Hochberg

(5)	Mr. Weinstein’s employment with us ended on June 20, 2011

(6)
The items described as All Other Compensation for Mr. Weinstein for the year ended December 31, 2011 include (i) $20,203 in expenses related to the use of a company car by Mr. Weinstein, (ii) $660 in expenses related to the use of a company cell phone by Mr. Weinstein, and (iii) $12,365 in social benefits for Mr. Weinstein. The items described as All Other Compensation for Mr. Weinstein for the year ended December 31, 2010 include (i) $26,083 in expenses related to the use of a company car by Mr. Weinstein, (ii) $853 in expenses related to the use of a company cell phone by Mr. Weinstein, and (iii) $19,657 social benefits for Mr. Weinstein.

(7)
The items described as All Other Compensation for Mr. Burgin for the year ended December 31, 2011 include (i) $13,970 in expenses related to the use of a company car by Mr. Burgin, (ii) $844 in expenses related to the use of a company cell phone by Mr. Burgin, and (iii) $15,529 in social benefits for Mr. Burgin.

Narrative to Summary Compensation Table

Our compensation committee evaluates and sets the compensation policies and procedures for our executive officers. Except as provided for in the employment agreements described below, annual reviews generally determine future salary and bonus amounts for our executive officers, as a part of the Company’s compensation procedures.

Employment Agreements

Uri Danon

Generally.   On October 18, 2009, we entered into an employment agreement with Mr. Uri Danon, pursuant to which he has served as our Chief Executive Officer since November 1, 2009. Either we or Mr. Danon may terminate this agreement upon the provision of ninety days advance written notice to the other party expressing an intention to terminate the agreement. We also may terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Danon: (i) a material breach of any term of the agreement; (ii) any breach of Mr. Danon's fiduciary duties to us, including, without limitation, any material conflict of interest for the promotion of his benefit; (iii) fraud, felonious conduct or dishonesty; (iv) embezzlement of our funds; (v) any conduct which is materially injurious to us, monetary or otherwise; (vi) conviction of any felony; (vii) misconduct, gross negligence or willful misconduct in performance of duties and/or responsibilities assigned in the agreement; or (viii) refusal to perform the duties and/or responsibilities assigned in the agreement for any reason other than illness or incapacity, or disregard or insubordination of any lawful resolution and/or instruction of the Board of Directors with respect to Mr. Danon's duties and/or responsibilities towards us. Mr. Danon will step down from his position at the end of May 2012.

Salary and Other Social Benefits.   The agreement provides Mr. Danon with a monthly salary of NIS 42,000 (approximately $11,840). His salary is subject to adjustment throughout the term of the agreement due to cost-of-living increases. We will also provide Mr. Danon with other social benefits such as a company car, a laptop computer, a cellular telephone, and pension and similar payments. We will reimburse Mr. Danon for reasonable expenses incurred by him in the course of his employment with us.

Bonuses.   Mr. Danon is entitled to receive a bonus at such time as we shall raise an aggregate amount of $10 million between January 30, 2010 and the termination of his employment with us, in any form, except for loans from financial institutions and grants under the auspices of the Israeli Ministry of Industry, Trade and Labor, such as Chief Scientist grants and bi-national funds.

The amount of the bonus will be $100,000, subject to a deduction of a pro-rata portion based on  the funds raised provided by investors from which we have received funds or assets prior to January 30, 2010. Payment will be made in cash if more than $5 million in aggregate has been raised in equity offerings, or in stock options otherwise. We recorded a short-term liability of $84 thousand (approximately NIS 300 thousand) in respect of this agreement.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Danon must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Danon may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Danon must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Stock Option Grant.   Pursuant to the terms of Mr. Danon's employment agreement, we granted Mr. Danon options to purchase 450,000 shares of our common stock at an exercise price of NIS 3.18 (approximately $0.86) per share, pursuant to our 2007 Stock Option Plan, which are fully vested.

Professor Abraham Hochberg

Generally.   On December 1, 2005, we entered into an employment agreement with Professor Abraham Hochberg pursuant to which he will serve as our Chief Scientist for a term of three years, which has twice been extended, and currently ends on November 30, 2014. Under the terms of this agreement, Professor Hochberg manages our research and development activities and reports these activities to our Board of Directors. We may terminate this agreement upon the provision of six months advance written notice. Professor Hochberg may terminate this agreement upon the provision of three months notice. We also may terminate this agreement for cause, meaning any of the following: (a) a material breach of Professor Hochberg’s obligations regarding confidentiality and non-competition, as set out in the agreement; (b) conviction of any felony involving moral turpitude affecting us; (c) any material breach of his employment agreement which has not been cured by him within 15 days after his receipt of notice from us, containing a description of the breach or breaches alleged to have occurred; (d) the habitual neglect or gross failure by Professor Hochberg to adequately perform the duties of his position; (e) any act of moral turpitude or criminal action connected to his employment with us; or (f) Professor Hochberg’s refusal to comply with or his violation of lawful instructions of our CEO or Board of Directors. In addition, we may terminate this agreement in the event that Professor Hochberg is prevented from continuing his employment with us due to medical reasons for 90 consecutive days or for an aggregate of 120 days per fiscal year, but in the event of such termination, Professor Hochberg will be entitled to receive three months additional salary from us and also severance payments in accordance with the Israeli Severance Pay Law. Professor Hochberg must maintain the confidentiality of all of our proprietary information that he receives through his employment with us.

Salary and Other Social Benefits.   Professor Hochberg’s salary is fixed at a monthly rate of NIS 36,000 (approximately $9,700). We also provide Professor Hochberg with social benefits such as a company car. Professor Hochberg is entitled to participate in our advanced studies fund and senior employees insurance as well as annual leave and convalescence pay and sick leave. We reimburse Professor Hochberg for reasonable expenses incurred by him in the course of his employment with us.

Bonuses.   Under the terms of his employment agreement, Professor Hochberg is entitled to an annual bonus, determined at the discretion of our Chief Executive Officer, in consultation with our Board of Directors, and subject to applicable law. Because Professor Hochberg is one of our significant stockholders, payment of this bonus is subject to the approval of our audit committee, our Board of Directors and our stockholders.

In addition, Professor Hochberg receives a bonus of 7.5% of the amount of grants that we receive in which he is listed as the leading researcher in the research to be funded by such grants, and that are approved for our use by our Board of Directors, other than grants provided by the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor of Israel.

Non-Competition and Non-Solicitation.   Under the terms of the employment agreement, Professor Hochberg may not offer or solicit any of our or our subsidiary’s employees, consultants, customers, suppliers, distributors, agents or contractors away from their dealings with us or our subsidiary during his employment and for 12 months after his employment terminates. Professor Hochberg has promised to cede to us all right, title and interest to any and all intellectual property created during his course of employment with us and has undertaken not to make use of it and not to compete with us for a period of twelve months after termination of his employment with us.

Agreement Regarding Allocation of Royalties With Yissum.  In accordance with the directives of the management of the Hebrew University of Jerusalem, any royalties that we pay pursuant to our exclusive license agreement with Yissum are allocated as follows: 40% to Professor Hochberg; 20% to Professor Hochberg's research laboratory; and 40% to Yissum and the Hebrew University of Jerusalem. For more information regarding this license agreement, see “Our Business — Material Operating Arrangements”.

Stock Option Grant. In 2008, we granted Prof. Hochberg options to purchase 120,000 shares of our common stock at an exercise price of $0.597 per share. These options vested in twelve equal quarterly portions. In 2011, we granted Prof. Hochberg options to purchase 60,000 shares of our common stock at an exercise price of NIS 2.85 per share. These options are vesting in sixteen equal quarterly portions, with the first portions vesting immediately on account of a delay in obtaining regulatory approval for the grant that was already approved by our Board of Directors in 2010. In 2012, we granted Prof. Hochberg options to purchase 300,000 shares of our common stock at an exercise price of NIS 1.583 per share. These options are vesting in 16 equal quarterly portions.

Ira Weinstein

Generally.   On May 1, 2007, we entered into an employment agreement with Mr. Ira Weinstein, pursuant to which he served as our Chief Financial Officer and Chief Operating Officer on a full-time basis. Either side was able to terminate this agreement upon the provision of four months advance written notice to the other party expressing an intention to terminate the agreement. We were also able to terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Weinstein: (a) conviction of any felony involving moral turpitude affecting us; (b) action taken by Mr. Weinstein intentionally to harm us; (c) embezzlement of our funds; (d) falsification of records or reports; (e) ownership, direct or indirect, of an interest in a person or entity (other than a minority interest in a publicly traded company) in competition with our products or services; (f) any breach of Mr. Weinstein’s fiduciary duties or duties of care to us (except for conduct taken in good faith) which, to the extent such breach is curable, has not been cured by him within 15 days after his receipt of notice containing a description of the breach or breaches alleged to have occurred; (g) any material breach of his employment agreement which has not been cured by him within 15 days after his receipt of notice from us, containing a description of the breach or breaches alleged to have occurred; (h) any breach by Mr. Weinstein of his proprietary information, non-competition and assignment of inventions agreement with us; and (i) any other act or omission that constitutes “cause” under the laws of any jurisdiction in which the we conduct our business and in which Mr. Weinstein is employed at the time of such act.

Mr. Weinstein’s employment with us ended on June 20, 2011.

Salary and Other Social Benefits.   The agreement provided Mr. Weinstein with a monthly salary of 32,000 NIS (approximately $9,000). His salary is subject to adjustment throughout the term of the agreement due to cost-of-living increases. We will also provide Mr. Weinstein with other social benefits such as a company car, a laptop computer, and pension and similar payments. We will reimburse Mr. Weinstein for reasonable expenses incurred by him in the course of his employment with us.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Weinstein must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Weinstein may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Weinstein must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Stock Option Grant.   Pursuant to the terms of Mr. Weinstein's employment agreement, we granted Mr. Weinstein options to purchase 150,000 shares of our common stock at an exercise price of 1.27 NIS (approximately $0.35) per share, pursuant to our 2007 Stock Option Plan, vesting over the course of four years.

Jonathan Burgin

Generally. On February 21, 2011, we entered into an employment agreement with Mr. Jonathan Burgin, 49, pursuant to which he serves as our Chief Financial Officer since June 2011. Either we or Mr. Burgin may terminate this agreement upon the provision of 90 days advance written notice to the other party expressing an intention to terminate the agreement. We also may terminate this agreement for cause, defined in the agreement as including the following on the part of Mr. Burgin: (i) A fundamental breach of Mr. Burgin's employment agreement on his part; (ii) Performance of any act that entitles the Company legally to dismiss him without paying him any severance pay in connection with such dismissal; (iii) A breach of Mr. Burgin's duty of good faith to the Company; or (iv) Intentional gross misconduct in the performance of Mr. Burgin's obligations in a manner that causes (or is likely to cause) material harm to the Company. Mr. Burgin will replace Mr. Danon as our Chief Executive Officer at the beginning of June 2012.

Salary and Other Social Benefits.   The agreement provides Mr. Burgin with a monthly salary of NIS 37,000 (approximately $10,200), to be increased to NIS 43,000 (approximately $11,850) upon the consummation of a public offering by the Company on a U.S. stock exchange that raises at least $10 million (an "IPO Event"). We will also provide Mr. Burgin with other social benefits such as a company car, a laptop computer, a cellular telephone, and pension and similar payments. We will reimburse Mr. Burgin for reasonable expenses incurred by him in the course of his employment with us. Until an IPO Event, we have committed to pay Mr. Burgin an annual bonus of up to one monthly salary, the exact size of which will be determined by the achievement of pre-determined milestones by Mr. Burgin.

Non-Competition, Non-Solicitation and Confidentiality.   Under the terms of his employment agreement, Mr. Burgin must refrain from competing with us during the term of his employment and for one year from the date of termination of his employment with us. Further, during his employment and for one year after his employment terminates, Mr. Burgin may not offer or solicit any of our or our subsidiary’s employees away from their dealings with us or our subsidiary. He also must grant us all rights in any products that he develops during the course of his employment with us. In addition, Mr. Burgin must maintain the confidentiality of all proprietary information of ours that he receives through his employment with us.

Stock Option Grant.   Pursuant to the terms of Mr. Burgin's employment agreement, in 2011, we granted Mr. Burgin options to purchase 300,000 shares of our common stock at an exercise price NIS of 2.90 NIS per share, pursuant to our 2007 Stock Option Plan, of which options to purchase 220,000 shares are vesting over the course of four years, and options to purchase 80,000 additional shares will vest only upon an IPO Event.

Outstanding Equity Awards at December 31, 2011

The following are all unexercised options, unvested shares of common stock and any other awards granted under our 2004 Stock Option Plan and 2007 Stock Option Plan held by any of our named executive officers as of December 31, 2011:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised options (#) Exercisable (b)	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares of Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($) (j)
Uri Danon	450,000	-		$0.84	12/31/2019	-	-	-	-
Abraham Hochberg	120,000	-		$0.597	12/3/2018	-	-	-	-
Abraham Hochberg	22,500	37,500		$0.75	09/27/2021	-	-	-	-
Ira Weinstein	150,000	-		$0.36	06/20/2012	-	-	-	-
Jonathan Burgin	41,250	258,750		$0.78	09/27/2021	-	-	-	-

Director Compensation

The following table sets forth information regarding the compensation paid or accrued to each of our directors and past directors who were not our employees and who agreed to receive payment during the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)	Total ($)
Doron Nevo	$3,229	—	$—	—	—	—	$3,229
Orly Yarkoni	19,643	—	5,669	—	—	—	25,312
David Schlachet	19,051	—	5,669	—	—	—	24,720
Hanoch Rappaport	6,000	—	—	—	—	—	6,000
Aviv Boim	$6,000	—	$—	—	—	—	$6,000

 Narrative to Director Compensation Table

Members of our Board of Directors who are independent directors (as defined in our Amended and Restated Certificate of Incorporation, namely Orly Yarkoni and David Schlachet) receive the fixed compensation established under Israeli regulations, NIS 31,700 (approximately $8,500) per annum, plus NIS 2,120 (approximately $575) per meeting (60% of such amount for participation via teleconference, and 50% of such amount for approving a written resolution).

Hanoch Rappaport and Aviv Boim were the non-executive members of our Board of Directors who agreed to receive compensation in 2011, and hence received NIS 1,800 (approximately $485) per meeting. Except as provided in the table above, no other compensation was provided to directors for their service on our Board of Directors.

Director and Officer Indemnification

We have undertaken to indemnify our officers and directors to the full extent permitted by Delaware law for any liabilities that they may incur for any action taken as an officer or director or in any other joint venture, partnership or enterprise. The indemnification includes any monetary liability imposed on the officer or director because of a verdict, fine, penalty, settlement agreement or any other reasonable amount or expense accrued by the officer or director in connection with any threat, activity, pending procedure, claim or civil, criminal or administrative proceeding or investigation, including any activity by or on behalf of us in which the officer or director is an interested party or is liable to an interested party, or where the officer or director has been threatened that he will become an interested party due to his being an officer or director. We will compensate an officer or director in advance for any reasonable amount that he has paid for any claim against him (including litigation costs and the costs of preparing an adequate defense) after the officer or director agrees that he will bear the detailed costs himself if it is found that the officer or director is not entitled to receive compensation under such officer or director’s indemnification agreement or our Amended and Restated Certificate of Incorporation. The conclusion of any proceeding with a judgment, order, settlement agreement, indictment or similar conclusion against an officer or director will not give rise to the assumption that the officer or director acted in a manner other than in our best interests or, in respect to a criminal charge, had no reasonable grounds for assuming that his actions were illegal.

In a number of circumstances, an officer or director will not be entitled to indemnification or advance reimbursement for expenditures if: (i) a competent court of law has made a final verdict or order that a claim or claims against an officer or director arose out of deception or bad faith or that the officer or director was misled or, that the indemnification is not permitted under prevailing law; (ii) the verdict or order by the court stemmed from a claim regarding the Exchange Act, or other federal or state laws; (iii) an act or omission occurred for which the officer or director is not entitled to receive compensation under Delaware law; (iv) the proceedings or claims were initiated by the officer or director that were not in self-defense other than proceedings brought to pay compensation or where our Board of Directors has approved of the proceedings and the decision to file them; (v) expenditures or obligations of any kind were paid directly to the officer or director by the insurance company under the directors and officers liability policy; or (vi) the claim relates to abuse of information that is not available to the public by the officer or director in all matters pertaining to the purchase and/or sale of our common stock. We will not be obligated to compensate an officer or director for every amount paid in the framework of a settlement agreement that was drawn up by the officer or director without our written consent. We will not sign any settlement agreement that would affect any proceedings against an officer or director without his written consent.

We currently maintain directors’ and officers’ liability insurance for the purpose of paying these types of claims. The insurance policy provides coverage in an amount of $5,000,000 per claim or per the aggregate loss arising from all claims for each insurance period, $1,500,000 for securities claims in the United States and an additional coverage of up to $1,000,000 for legal expenses. We may decide to cancel our indemnification agreements with our officers and directors, but we will still be obligated to compensate an officer or director for any claims resulting from actions prior to the cancellation of the indemnification agreement.

BioCancell Therapeutics, Inc. 2004 Stock Option Plan and 2007 Stock Option Plan

General Provisions.   Our Board of Directors adopted our 2004 Stock Option Plan to allocate up to 2,024,003 shares of our common stock to our directors, employees and consultants. Our Board of Directors adopted our 2007 Stock Option Plan to allocate up additional shares of our common stock to our directors, employees and consultants. Each plan is administered by our Board of Directors and any committee that our Board of Directors may appoint for such purpose. Our Board of Directors or its designated committee may grant options and restricted stock in addition to other compensation instruments under each of the plans. With respect to options, they may grant four types of options under either plan: Approved 102 Capital Gains Options, which are granted only to our directors and employees and qualify for capital gains tax treatments; Approved 102 Ordinary Income Options, which qualify for ordinary income tax treatment; Unapproved 102 Options; and 3(i) Options, which are non-qualified stock options which are granted mostly to our consultants. The number of shares authorized to be issued under each of the plans will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, combination or reclassification of the stock or the payment of a stock dividend with respect to the common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration.

The exercise price of an option granted under our 2004 Stock Option Plan or 2007 Stock Option Plan will be determined by the Board of Directors or its designated committee at the time of the option grant.

The vesting schedule of each grant is detailed in the corresponding options allocation agreement. The committee, though, may, in its absolute discretion and on such terms and conditions as it deems appropriate, accelerate or otherwise change the time at which options granted under either plan or any portion of any such option will vest. Option grants under either plan also may contain performance goals and measures and the provisions in one option grant need not be identical to any other option grant. All options granted under either plan will expire ten years from the date of grant unless terminated earlier, provided that options granted under Section 422 of the United States Internal Revenue Code of 1986 to a stockholder that holds ten percent or more of our common stock will expire five years from the date of grant unless terminated earlier. With respect to each of the plans, our Board of Directors may reallocate to other employees, directors or consultants the unvested portion of an option that expires prior to its expiration date and the vested but unexercised and unvested portions of an option that was either cancelled or repurchased by us and any such reallocation of shares must be recycled within the plan pursuant to which such option was granted. Our Board of Directors may not reallocate the vested but unexercised portions of an option that expires upon its expiration date.

In the case of our 2004 Stock Option Plan, in the event of the disability, death or the retirement of a grantee, the grantee or his legal delegates or successors, as the case may be, may only exercise that portion of the option that had vested as of the date of any such event and may exercise the vested portion within one year from the date of such event. In cases of retirement for options granted under our 2004 Stock Option Plan, if the grantee dies within one year from the date of retirement, the vested portion may be exercised by such deceased grantee’s successor within one year from the date of death so long as the option has not otherwise expired. Furthermore, for options granted under either Stock Option Plan, in the event that the grantee’s employment was terminated by us without cause (as that term is defined in the stock option plans), the grantee may exercise that portion of the option that had vested as of such date of termination and may exercise such vested portion within 90 days from such date. In the event that the grantee’s employment was terminated by us for cause or was terminated by the grantee, the grantee shall no longer have the right to exercise any option granted under our 2004 Stock Option Plan held by him irrespective of whether and to what extent his options have vested. For options granted under our 2007 Stock Option Plan, in the event that the grantee’s employment was terminated by us for cause, the grantee may exercise that portion of the option that had vested as of such date of termination and may exercise the vested portion within 30 days from such date.

Our Board of Directors or its appointed committee is entitled, at any time and from time to time, to modify the terms of either plan or to suspend or completely cancel either of the plans, and any such modification, suspension or cancellation may have retroactive effect, provided that the modification, suspension or cancellation does not adversely affect the rights of the grantees in a material way, and any such material and adverse modification, suspension or cancellation will be invalid unless it is approved by the affected grantee.

Termination of an Option.   Our Board of Directors may, from time to time, cancel all or any portion of an option granted under such plan, and our obligation with respect to options of such plan will be discharged through (i) payment to the grantee of an amount in cash equal to the excess, if any, of the fair market value of the cancelled option at the date of such cancellation over the aggregate exercise price of the option, (ii) the issuance or transfer to the grantee of common stock with a fair market value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, as determined by the committee, in its sole discretion.

Also, in the event of a merger or consolidation in which we are not the surviving entity, an acquisition of all of our capital stock or the sale of all or substantially all of our assets, we, in our sole and absolute discretion, may cancel all outstanding options granted under our 2004 Stock Option Plan that remain unexercised prior to the consummation of any such transaction, provided that we send a cancellation notice to each grantee of our 2004 Stock Option Plan at least twenty days prior to the consummation of any such transaction during which notification period each grantee may exercise his options. In cases of merger, our Board of Directors may exchange all outstanding options granted under our 2004 Stock Option Plan that remain unexercised prior to the consummation of the merger for the securities of the surviving corporation or to pay the fair market value of any such option. In the event that we do not send a cancellation notice, or in the event of any changes in our capital structure by reason of stock split, stock dividends, reorganization, issue of rights or convertible or capital stock or any corporate transaction or other events with an similar impact, we may make an equitable adjustment in the number of shares resulting from the exercise of options granted under our 2004 Stock Option Plan and/or the exercise price of such options in order to prevent significant dilution.

With respect to our 2007 Stock Option Plan, in the event of a merger or consolidation in which we are not the surviving entity, an acquisition of all of our capital stock or the sale of all or substantially all of our assets, the person acquiring us, in its sole and absolute discretion, either may convert or exchange options granted under our 2007 Stock Option Plan to options to purchase securities of such person or may cancel all outstanding options granted under our 2007 Stock Option Plan that remain unexercised prior to the consummation of any such transaction, provided that it sends a cancellation notice to each grantee of our 2007 Stock Option Plan at least twenty days prior to the consummation of any such transaction during which notification period each grantee may exercise his options. Other than transactions in which we are acquired, in the event of any changes in our capital structure by reason of stock split, stock dividends, reorganization, issue of rights or convertible or capital stock or any corporate transaction or other events with an similar impact, we may make an equitable adjustment in the number of shares resulting from the exercise of options granted under our 2007 Stock Option Plan and/or the exercise price of such options in order to prevent significant dilution.

Outstanding Grants.   As of December 31, 2011, we have 278,426 options outstanding under our 2004 Stock Option Plan and 2,448,326 options outstanding under our 2007 Stock Option Plan. The options under our 2004 Stock Option Plan and 2007 Stock option Plan are not registered for trading on the TASE.

Equity Compensation Plans

Information about our equity compensation plans is included in Item 5 of this report.

Compensation Committee Interlocks and Insider Participation

          The current members of the Compensation Committee are Aviv Boim, Hanoch Rappaport and Orly Yarkoni. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with the Company’s executive officers or other directors.

Communications with Board of Directors

Any interested party desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board of Directors or the director, c/o Avraham Hampel, Office of the Secretary, BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel. The Office of the Secretary will forward all such communications to the director(s). Interested parties may also submit an email by filling out the email form on the Company’s website at www.biocancell.com.

DESCRIPTION OF SECURITIES

The following description of the Company's Common Stock is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which were filed with the SEC.

The Company's current authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. Our Amended and Restated Certificate of Incorporation does not currently authorize the issuance of preferred stock.

Common Stock

As of the date of this proxy statement, there are         shares of common stock outstanding. There are          record stockholders of our common stock. Our common stock is listed on the TASE, and trades under the symbol “BICL”.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. The remaining directors may fill a vacancy on our Board of Directors, if the vacancy occurred by reason of death, resignation or the creation of a new directorship. Our external directors, for the purpose of the requirements under the Israeli Companies Law, 1999, we are subject to, must be elected through satisfaction of one of the following two conditions: either (i) the majority of the votes at the stockholder meeting includes at least the majority of all of the votes by stockholders who are not controlling stockholders or their representatives, not counting abstentions, or (ii) the total number of opposing votes by the non-controlling stockholders does not exceed 2% of all the voting rights.

Dividends may be declared by our Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of capital stock. The directors may set apart a reserve available for dividends for any proper purpose. We have not distributed a dividend since the time of our incorporation and we have not established a policy of dividend distribution.

FINANCIAL AND OTHER INFORMATION

The following financial and other information of the Company are incorporated by reference herein:

1)	The Company's financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 30, 2012.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

GENERAL

The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting.

The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph.

BioCancell Website

In addition to the information about the Company and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on our website located at www.biocancell.com, including information about our management team, products and services and our corporate governance practices.

The corporate governance information on our website includes the Company’s Corporate Governance Guidelines, the Code of Conduct and the charters of each of the committees of the Board of Directors. These documents can be accessed at www.biocancell.com.  Printed versions of our Corporate Governance Guidelines, our Code of Conduct and the charters for our Board committees can be obtained, free of charge, by writing to the Company at: Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, Attn: Corporate Secretary.

This information about BioCancell’s website and its content, together with other references to the website made in this Proxy Statement, is for information only and the content of the Company’s website is not deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the Securities and Exchange Commission.

The Company will provide without charge to each person being solicited by this Proxy a copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2012, including the financial statements and the schedules thereto. All such requests should be directed to Avraham Hampel, Secretary, BioCancell Therapeutics Inc., Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT THE NEXT ANNUAL MEETING

Stockholder Proposals.  Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2012 Annual Stockholder Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem 97775 Israel, no later than                 , 2012, and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act.  It is suggested that any such proposals be submitted by certified mail, return receipt requested.

By Order of the Board of Directors

Avraham Hampel, Secretary

Dated: , 2012

FORM OF PROXY

BIOCANCELL THERAPEUTICS INC.

     Beck Science Center
8 Hartom St, Har Hotzvim
Jerusalem 97775 Israel

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Uri Danon and/or Jonathan Burgin, each separately, as Proxy, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of BioCancell Therapeutics Inc. held of record by the undersigned on               , 2012, at the Special General Meeting of Stockholders to be held on           , 2012 or at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

Company Details

Company Name: BioCancell Therapeutics, Inc.

Company Address: Beck Science Center, 3rd Floor, 8 Hartom St, Jerusalem 97775, Israel.

Company Number (Company Registrar): 560025744 - Company registered under the laws of the State of Delaware.

Time and Date of Meeting:                   , 2012 at                  , Israel time

Type of Meeting: Special General Meeting

Date of Record:               , 2012

Stockholder Details:

Stockholder Name:

Israeli ID Number:

If stockholder does not hold an Israeli ID card:

Passport Number:

Issuing Country:

Valid Until:

If stockholder is a Company:

Company Number:

Country of Registration:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY.  PLEASE MARK YOUR VOTE IN BLACK INK AS SHOWN HERE: ☒

Vote
Agenda Item s	For	Against	Abstain	Are You An Interested Party
1. Approval of a private placement of shares of Common Stock of the Company to Clal Biotechnology Industries Ltd.				Yes	No
2. Approval of compensation for the Chairaman of the Board of Directors.				Yes	No

Validity of Proxy Card:

The proxy card of a stockholder not registered in the Company Stockholders Registry is valid provided together with proof of ownership and a power of attorney. The proxy card of a stockholder registered in the Company Stockholders Registry is valid if provided together with a facsimile of the stockholder’s ID card, passport or certificate of incorporation.

The proof of ownership, ID card, passport or certificate of incorporation (as applicable) must be presented to the Company’s Secretary according to the details provided herein up to 72 hours before the vote.

Details (where relevant):

Below are the details regarding my being an interested / controlling party for the purposes of the proposed resolution (as per Section 275 of the Companies Law):

______________                   ____________
Date                                           Signature

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.  WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH.  IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  THE VOTE OF A STOCKHOLDER WHO DOES NOT COMPLETE ALL APPLICABLE SECTIONS OF THIS PROXY CARD, WILL NOT BE INCLUDED IN THE FINAL TALLY OF VOTES.